EXHIBIT 99.1

For further information:
David B. Ramaker, CEO
Lori A. Gwizdala, CFO
989-839-5350

Chemical Financial Corporation Reports Third Quarter 2011 Results

MIDLAND, MI, October 25, 2011 -- -- Chemical Financial Corporation (NASDAQ:CHFC) today announced 2011 third quarter net income of $11.6 million, or $0.42 per diluted share, up from 2011 second quarter net income of $11.0 million, or $0.40 per diluted share, and up from 2010 third quarter net income of $8.9 million, or $0.32 per diluted share. Net income was $31.8 million, or $1.16 per diluted share, for the nine months ended September 30, 2011, an increase of 93 percent on a per diluted share basis, compared to $15.6 million, or $0.60 per diluted share, for the nine months ended September 30, 2010.

"Our earnings performance has trended higher over the past two years as we continue to benefit from both a higher level of net interest income and a lower loan loss provision. We have made significant progress in credit quality during the year, with nonperforming assets down over $26 million to $149.1 million at September 30, 2011 from their peak of $175.2 million at December 31, 2010. We are pleased with the positive direction of our nonperforming assets and we will continue to focus on tactics to further improve credit quality," said David B. Ramaker, Chairman, Chief Executive Officer and President of the Company.

"With the exception of a few sectors, we continue to experience sluggish loan demand, which is not surprising given the significant economic uncertainty. Many of our core Michigan small and middle-market business customers lack the short-term confidence to expand or borrow in this environment. As a result, our loan growth this year has been a direct result of initiatives designed to expand market share. In these economic times, we believe we can continue to achieve higher organic growth by focusing on the strategies which have proven successful. Additionally, we are well positioned to benefit from our initiatives related to expected consolidation opportunities in Michigan's banking industry," added Ramaker.

Net income in the third quarter of 2011 was up from the second quarter of 2011, with an increase in net interest income of $1.0 million, a reduction in the provision for loan losses of $0.6 million and a reduction in federal income tax expense of $0.7 million partially offset by an increase in operating expenses of $2.0 million. The increase in net income in the third quarter of 2011 over the third quarter of 2010 was primarily attributable to a decrease in the provision for loan losses of $2.2 million and a decrease in operating expenses of $0.8 million.

The Company's return on average assets during the third quarter of 2011 was 0.87 percent, up from 0.84 percent in the second quarter of 2011 and 0.67 percent in the third quarter of 2010. The return on average equity was 8.0 percent in the third quarter of 2011, up from 7.8 percent in the second quarter of 2011 and 6.3 percent in the third quarter of 2010.

Net interest income was $46.3 million in the third quarter of 2011, up $1.0 million, or 2.2 percent, from the second quarter of 2011 and up $0.4 million, or 0.8 percent, from the third quarter of 2010. The increase in net interest income of $1.0 million in the third quarter of 2011, as compared to the second quarter of 2011, was primarily attributable to a decrease in the cost of interest-bearing liabilities due to the continued declines in market interest rates, loan growth and one additional day during the third quarter, which were partially offset by a decline in the average yield on loans due to the lower interest rate environment. The net interest margin (on a tax-equivalent basis) in the third quarter of 2011 was 3.80 percent, up from 3.78 percent in the second quarter of 2011 and unchanged from 3.80 percent in the third quarter of 2010.

The provision for loan losses was $6.4 million in the third quarter of 2011, down from $7.0 million in the second quarter of 2011 and $8.6 million in the third quarter of 2010. Net loan charge-offs were $7.4 million in the third quarter of 2011, slightly higher than the $6.9 million in the second quarter of 2011, but lower than the $8.6 million in the third quarter of 2010. The provision for loan losses in the third quarter of 2011 was lower than net loan charge-offs for the first time in nineteen quarters due to improvement in the credit quality of the loan portfolio. During the third quarter of 2011, the Company's efforts to resolve and reduce the level of its nonaccrual loans reduced the specific allocation of the allowance for loan losses on nonaccrual loans (valuation allowance) by $2.2 million and was primarily achieved through loan charge-offs on nonaccrual loans. The valuation allowance was $8.7 million at September 30, 2011, compared to $10.9 million at June 30, 2011 and $17.8 million at September 30, 2010. For the nine months ended September 30, 2011, the provision for loan losses was $20.9 million compared to net loan charge-offs of $21.7 million. In comparison, the provision for loan losses and net loan charge-offs during the nine months ended September 30, 2010 were $35.3 million and $26.6 million, respectively.

Noninterest income was $11.2 million in the third quarter of 2011, up slightly from $10.9 million in the second quarter of 2011 and $11.1 million in the third quarter of 2010. The increase in noninterest income in the third quarter of 2011, as compared to the second quarter of 2011, was due primarily to higher mortgage banking revenue that was partially offset by a decline in wealth management revenue. Mortgage banking revenue was $0.7 million higher in the third quarter of 2011, as compared to the second quarter of 2011, while wealth management revenue was $0.4 million lower.

Operating expenses were $35.4 million in the third quarter of 2011, up from $33.4 million in the second quarter of 2011 and down from $36.2 million in the third quarter of 2010. The increase in operating expenses of $2.0 million in the third quarter of 2011, as compared to the second quarter of 2011, was primarily attributable to higher state tax expense, salaries, wages and employee benefits expense and credit-related expenses. State tax expense was $0.9 million higher due to the reversal of state tax expense in the second quarter of 2011 as a result of the elimination of a valuation reserve during that quarter. Salaries, wages and employee benefits were $1.2 million higher due to increases in both salaries and group health expenses. Credit-related operating expenses of $2.2 million in the third quarter of 2011 were $0.8 million higher than the second quarter of 2011 due primarily to property taxes on other real estate properties that are largely incurred in the third quarter of the year. The Company's efficiency ratio was 60.2 percent in the third quarter of 2011, compared to 58.2 percent in the second quarter of 2011 and 62.3 percent in the third quarter of 2010.

Total assets were $5.44 billion at September 30, 2011, up from $5.20 billion at June 30, 2011 and up slightly from $5.40 billion at September 30, 2010. The increase in assets during the third quarter of 2011 was largely attributable to an increase in interest-bearing balances held at the Federal Reserve Bank (FRB) resulting from higher funds derived from seasonal deposits of municipal customers. The Company continues to maintain significant amounts of funds generated from deposit growth over the last two years at the FRB, further enhancing the Company's liquidity position, with $479 million in balances held at the FRB at September 30, 2011, compared to $265 million at June 30, 2011.

Total loans were $3.76 billion at September 30, 2011, compared to $3.75 billion at June 30, 2011 and $3.64 billion at September 30, 2010. The increase in loans of $120 million, or 3.3 percent, during the twelve months ended September 30, 2011 was driven primarily by increases in real estate residential loans and commercial loans. Real estate residential loans increased $93 million, or 12.4 percent, and commercial loans increased $64 million, or 8.1 percent, during the twelve months ended September 30, 2011. The growth in real estate residential loans during the twelve months ended September 30, 2011 was primarily attributable to the Company originating $73 million of conforming real estate residential loans with amortization periods of fifteen years that it kept in the loan portfolio, rather than selling these loans in the secondary market as has historically been the Company's general practice, due to an overall low level of loan demand and increased competition for new loans. Total loans increased $12.4 million, or 0.3 percent, in the third quarter of 2011 and $78.8 million, or 2.1 percent, during the nine months ended September 30, 2011. Investment securities were $797 million at September 30, 2011, compared to $802 million at June 30, 2011 and $766 million at September 30, 2010.

Total deposits were $4.48 billion at September 30, 2011, compared to $4.25 billion at June 30, 2011 and $4.47 billion at September 30, 2010. The Company experienced an increase of $230 million, or 5.4 percent, in total deposits during the third quarter of 2011, with the increase attributable to a seasonal increase in deposits of municipal customers. The Company used a portion of its liquidity to pay off maturing Federal Home Loan Bank (FHLB) advances and brokered deposits that were acquired in the 2010 acquisition of O.A.K. Financial Corporation (OAK) and the Company intends to continue to pay off these wholesale funding sources as they mature. FHLB advances totaled $46.0 million at September 30, 2011, down from $71.9 million at June 30, 2011 and $85.4 million at September 30, 2010. Brokered deposits totaled $98 million at September 30, 2011, down from $110 million at June 30, 2011 and $182 million at September 30, 2010.

At September 30, 2011, the Company's tangible equity to assets ratio and total risk-based capital ratio were 8.6 percent and 13.1 percent, respectively, compared to 8.9 percent and 13.0 percent, respectively, at June 30, 2011. At September 30, 2011, the Company's book value was $21.02 per share, compared to $20.78 per share at June 30, 2011.

The credit quality of the Company's loan portfolio showed improvement during the third quarter of 2011. At September 30, 2011, the Company's $3.27 billion of originated loans, representing all loans other than those acquired in the OAK acquisition, had nonaccrual loans and loans past due 90 days or more totaling $94.1 million, compared to $109.1 million at June 30, 2011 and $119.4 million at September 30, 2010, representing declines of 13.7 percent and 21.1 percent, respectively. The Company's nonperforming loans also include commercial, real estate commercial and real estate residential loans that have been modified and a concession granted due to financial difficulties being experienced by customers (nonperforming troubled debt restructurings) of $26.3 million at September 30, 2011, down from $26.8 million at June 30, 2011 and $28.5 million at September 30, 2010. At September 30, 2011, the Company's $495 million of acquired loans, representing loans acquired in the OAK acquisition, were overall performing slightly better than expected, despite the establishment of a $1.3 million allowance for loan losses on acquired loans during the third quarter of 2011 that was primarily attributable to one of the loan pools experiencing a decline in expected cash flows.

Other real estate and repossessed assets totaled $28.7 million at September 30, 2011, compared to $24.6 million at June 30, 2011 and $22.7 million at September 30, 2010. The net increase in the third quarter of 2011 was primarily attributable to the addition of eight foreclosed properties totaling $4.5 million during the quarter.

At September 30, 2011, the allowance for loan losses of the originated portfolio was $87.4 million, or 2.68 percent of originated loans, compared to 2.78 percent at June 30, 2011 and 2.94 percent at September 30, 2010. The allowance for loan losses of the originated portfolio as a percentage of nonperforming loans was 73 percent at September 30, 2011, compared to 66 percent at June 30, 2011 and 61 percent at September 30, 2010. At September 30, 2011, nonperforming loans as a percentage of total loans were 3.20 percent, down from 3.63 percent at June 30, 2011 and 4.06 percent at September 30, 2010.

Chemical Financial Corporation is the second-largest bank holding company headquartered and operating branch offices in Michigan. The Company operates through a single subsidiary bank, Chemical Bank, with 142 banking offices spread over 32 counties in the lower peninsula of Michigan. At September 30, 2011, the Company had total assets of $5.4 billion. Chemical Financial Corporation's common stock trades on The NASDAQ Stock Market under the symbol CHFC and is one of the issues comprising the NASDAQ Global Select Market. More information about the Company is available by visiting the investor relations section of its website at www.chemicalbankmi.com.

Forward-Looking Statements

This press release contains forward-looking statements that are based on management's beliefs, assumptions, current expectations, estimates and projections about the financial services industry, the economy and Chemical Financial Corporation. Words such as "continue," "focus," "improving," "see," "would," "expectations," "opportunities," "will," "intend," "strategies," "trend" and variations of such words and similar expressions are intended to identify such forward-looking statements. Such statements are based upon current beliefs and expectations and involve substantial risks and uncertainties which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These statements include, among others, statements related to the credit quality of the loan portfolio, future levels of nonperforming loans, future economic trends and conditions, future strategies to expand market share and initiatives related to expected consolidation opportunities in Michigan's banking industry. All statements referencing future time periods are forward-looking. Management's determination of the provision and allowance for loan losses, the carrying value of acquired loans, goodwill, mortgage servicing rights and other real estate owned and the fair value of investment securities (including whether any impairment on any investment security is temporary or other-than-temporary and the amount of any impairment) involve judgments that are inherently forward-looking. Management's assumptions concerning pension and other postretirement benefit plans involve judgments that are inherently forward-looking. There can be no assurance that future loan losses will be limited to the amounts estimated or that other real estate owned can be sold for its carrying value or at all. The future effect of changes in the financial and credit markets and the national and regional economy on the banking industry, generally, and on the Company, specifically, are also inherently uncertain. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions ("risk factors") that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements. The Company undertakes no obligation to update, amend or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

Risk factors include, but are not limited to, the risk factors described in Item 1A of the Company's Annual Report on Form 10-K for the year ended December 31, 2010. These and other factors are representative of the risk factors that may emerge and could cause a difference between an ultimate actual outcome and a preceding forward-looking statement.

Chemical Financial Corporation Announces Third Quarter Operating Results

Consolidated Statements of Financial Position (Unaudited)
Chemical Financial Corporation

(In thousands, except per share data)	September 30 2011	December 31 2010	September 30 2010
Assets:
Cash and cash equivalents:
Cash and cash due from banks	$126,712	$91,403	$118,441
Interest-bearing deposits with unaffiliated banks and others	484,572	444,762	600,909
Total cash and cash equivalents	611,284	536,165	719,350
Investment securities:
Trading securities at fair value	-	-	1,471
Available-for-sale	610,493	578,610	608,823
Held-to-maturity	186,432	165,400	155,475
Total Investment Securities	796,925	744,010	765,769
Other securities	25,572	27,133	26,189
Loans held-for-sale	15,212	20,479	19,547

Loans:
Commercial	858,969	818,997	794,739
Real estate commercial	1,056,092	1,076,971	1,077,760
Real estate construction and land development	119,829	142,620	167,738
Real estate residential	840,044	798,046	747,135
Consumer installment and home equity	885,492	845,028	853,499
Total Loans	3,760,426	3,681,662	3,640,871
Allowance for loan losses	(88,713)	(89,530)	(89,521)
Net Loans	3,671,713	3,592,132	3,551,350

Premises and equipment	64,998	65,961	66,212
Goodwill	113,414	113,414	110,266
Other intangible assets	11,849	13,521	14,532
Interest receivable and other assets	128,637	133,394	127,093
Total Assets	$5,439,604	$5,246,209	$5,400,308

Liabilities:
Deposits:
Noninterest-bearing	$891,363	$753,553	$696,710
Interest-bearing	3,589,223	3,578,212	3,770,692
Total Deposits	4,480,586	4,331,765	4,467,402
Interest payable and other liabilities	33,700	37,533	31,744
Short-term borrowings	302,298	242,703	254,799
Federal Home Loan Bank advances	45,991	74,130	85,390
Total Liabilities	4,862,575	4,686,131	4,839,335

Shareholders' Equity:
Preferred stock, no par value per share	-	-	-
Common stock, $1 par value per share	27,457	27,440	27,440
Additional paid-in capital	430,462	429,511	429,459
Retained earnings	132,611	117,238	115,187
Accumulated other comprehensive loss	(13,501)	(14,111)	(11,113)
Total Shareholders' Equity	577,029	560,078	560,973
Total Liabilities and Shareholders' Equity	$5,439,604	$5,246,209	$5,400,308

Chemical Financial Corporation Announces Third Quarter Operating Results

Consolidated Statements of Income (Unaudited)
Chemical Financial Corporation

	Three Months Ended September 30		Nine Months Ended September 30
(In thousands, except per share data)	2011	2010	2011	2010
Interest Income:
Interest and fees on loans	$49,770	$51,485	$148,382	$141,481
Interest on investment securities:
Taxable	2,335	2,718	6,884	8,806
Tax-exempt	1,513	1,391	4,385	3,594
Dividends on other securities	114	81	605	458
Interest on deposits with unaffiliated banks and others	266	323	856	743
Total Interest Income	53,998	55,998	161,112	155,082

Interest Expense:
Interest on deposits	7,199	9,314	22,628	27,216
Interest on short-term borrowings	117	168	418	489
Interest on Federal Home Loan Bank advances	413	623	1,298	2,205
Total Interest Expense	7,729	10,105	24,344	29,910
Net Interest Income	46,269	45,893	136,768	125,172
Provision for loan losses	6,400	8,600	20,900	35,300
Net Interest Income after Provision for Loan Losses	39,869	37,293	115,868	89,872

Noninterest Income:
Service charges on deposit accounts	4,780	4,680	13,504	14,162
Wealth management revenue	2,638	2,521	8,430	7,416
Other charges and fees for customer services	2,581	2,555	7,967	6,896
Mortgage banking revenue	1,173	1,204	2,736	2,837
Investment securities gains	-	82	-	82
Other	53	77	262	166
Total Noninterest Income	11,225	11,119	32,899	31,559

Operating Expenses:
Salaries, wages and employee benefits	19,229	18,015	55,622	49,650
Occupancy	3,093	2,903	9,530	8,474
Equipment and software	3,162	3,698	8,994	10,110
Other	9,910	11,600	30,050	31,821
Total Operating Expenses	35,394	36,216	104,196	100,055
Income Before Income Taxes	15,700	12,196	44,571	21,376
Federal Income Tax Expense	4,075	3,325	12,725	5,825
Net Income	$11,625	$8,871	$31,846	$15,551

Net income per common share:
Basic	$0.42	$0.32	$1.16	$0.60
Diluted	0.42	0.32	1.16	0.60

Cash dividends declared per common share	0.20	0.20	0.60	0.60

Average common shares outstanding:
Basic	27,457	27,438	27,454	25,883
Diluted	27,504	27,471	27,494	25,911

Chemical Financial Corporation Announces Third Quarter Operating Results

Financial Summary (Unaudited)
Chemical Financial Corporation

	Three Months Ended September 30		Nine Months Ended September 30
(Dollars in thousands)	2011	2010	2011	2010
Average Balances
Total assets	$5,323,962	$5,264,545	$5,291,731	$4,799,067
Total interest-earning assets	4,985,380	4,925,102	4,959,199	4,506,962
Total loans	3,769,745	3,664,925	3,716,862	3,364,129
Total deposits	4,358,658	4,326,096	4,340,372	3,909,630
Total interest-bearing liabilities	3,853,443	3,946,563	3,884,182	3,601,960
Total shareholders' equity	573,580	557,927	566,628	520,517

	Three Months Ended September 30		Nine Months Ended September 30
	2011	2010	2011	2010
Key Ratios (annualized where applicable)
Net interest margin (taxable equivalent basis)	3.80%	3.80%	3.79%	3.80%
Efficiency ratio	60.2%	62.3%	60.0%	62.6%
Return on average assets	0.87%	0.67%	0.80%	0.43%
Return on average shareholders' equity	8.0%	6.3%	7.5%	4.0%
Average shareholders' equity as a
percent of average assets	10.8%	10.6%	10.7%	10.8%
Tangible shareholders' equity as a
percent of total assets			8.6%	8.4%
Total risk-based capital ratio			13.1%	13.7%

	Sept 30 2011	June 30 2011	March 31 2011	Dec 31 2010	Sept 30 2010	June 30 2010	March 31 2010
Credit Quality Statistics
Originated Loans	$3,265,054	$3,225,179	$3,143,489	$3,129,399	$3,045,872	$3,034,515	$2,988,315
Acquired Loans	495,372	522,831	539,027	552,263	594,999	613,446	-
Nonperforming Loans:
Nonaccrual loans	91,112	105,350	106,296	102,962	112,832	107,981	100,882
Accruing loans contractually past due 90 days or more as to
interest or principal payments	3,015	3,744	2,196	7,408	6,526	8,301	7,204
Troubled debt restructurings - commercial and real estate commercial	16,457	15,443	15,201	15,057	9,834	7,791	6,243
Troubled debt restructurings - real estate residential	9,811	11,392	22,166	22,302	18,712	18,856	15,799
Total nonperforming loans	120,395	135,929	145,859	147,729	147,904	142,929	130,128
Other real estate and repossessed assets (ORE)	28,679	24,607	26,355	27,510	22,704	21,724	18,813
Total nonperforming assets	149,074	160,536	172,214	175,239	170,608	164,653	148,941

Performing troubled debt restructurings	15,543	12,889	-	-	-	-	-

Allowance for loan losses-originated	87,413	89,733	89,674	89,530	89,521	89,502	84,155
Allowance for loan losses-acquired	1,300	-	-	-	-	-	-

Allowance for loan losses-originated as a percent of:
Total originated loans	2.68%	2.78%	2.85%	2.86%	2.94%	2.95%	2.82%
Nonperforming loans	73%	66%	61%	61%	61%	63%	65%
Nonperforming loans as a percent of total loans	3.20%	3.63%	3.96%	4.01%	4.06%	3.92%	4.35%
Nonperforming assets as a percent of:
Total loans plus ORE	3.93%	4.26%	4.64%	4.72%	4.66%	4.49%	4.95%
Total assets	2.74%	3.08%	3.23%	3.34%	3.16%	3.22%	3.47%
Net loan charge-offs as a percent of
average loans (year-to-date, annualized)	0.78%	0.77%	0.80%	1.07%	1.06%	1.12%	1.43%

	Sept 30 2011	June 30 2011	March 31 2011	Dec 31 2010	Sept 30 2010	June 30 2010	March 31 2010
Additional Data - Intangibles
Goodwill	$113,414	$113,414	$113,414	$113,414	$110,266	$109,149	$69,908
Core deposit intangibles	8,261	8,643	9,024	9,406	10,352	10,791	2,183
Mortgage servicing rights (MSR)	3,561	3,577	3,832	3,782	3,718	3,641	3,059
Other intangible assets	27	107	204	333	462	591	-
Amortization of core deposit intangibles (quarter only)	382	381	382	436	439	337	148

Chemical Financial Corporation Announces Third Quarter Operating Results

Nonperforming Assets (Unaudited)
Chemical Financial Corporation

(Dollars in thousands)	Sept 30 2011	June 30 2011	March 31 2011	Dec 31 2010	Sept 30 2010	June 30 2010	March 31 2010
Nonperforming Loans:
Nonaccrual loans:
Commercial	$10,804	$14,386	$15,672	$16,668	$19,440	$21,643	$18,382
Real estate commercial	48,854	57,324	59,931	60,558	59,353	57,085	51,865
Real estate construction and land development	7,877	8,933	9,414	8,967	16,085	13,397	15,870
Real estate residential	17,544	17,809	15,505	12,083	13,485	12,499	10,913
Consumer installment and home equity	6,033	6,898	5,774	4,686	4,469	3,357	3,852
Total nonaccrual loans	91,112	105,350	106,296	102,962	112,832	107,981	100,882
Accruing loans contractually past due 90 days or more as to interest or principal payments:
Commercial	282	629	455	530	909	2,108	2,576
Real estate commercial	415	143	459	1,350	2,265	2,030	1,483
Real estate construction and land development	-	-	-	1,220	-	436	988
Real estate residential	974	1,729	191	3,253	2,316	2,842	1,636
Consumer installment and home equity	1,344	1,243	1,091	1,055	1,036	885	521
Total accruing loans contractually past due 90 days or more as to interest or principal payments	3,015	3,744	2,196	7,408	6,526	8,301	7,204
Loans modified under troubled debt restructurings:
Commercial and real estate commercial	16,457	15,443	15,201	15,057	9,834	7,791	6,243
Real estate residential loans	9,811	11,392	22,166	22,302	18,712	18,856	15,799
Total loans modified under troubled debt restructurings	26,268	26,835	37,367	37,359	28,546	26,647	22,042
Total nonperforming loans	120,395	135,929	145,859	147,729	147,904	142,929	130,128
Other real estate and repossessed assets	28,679	24,607	26,355	27,510	22,704	21,724	18,813
Total nonperforming assets	$149,074	$160,536	$172,214	$175,239	$170,608	$164,653	$148,941

Chemical Financial Corporation Announces Third Quarter Operating Results

Summary of Loan Loss Experience (Unaudited)
Chemical Financial Corporation

	Three Months Ended
(Dollars in thousands)	Sept 30 2011	June 30 2011	March 31 2011	Dec 31 2010	Sept 30 2010	June 30 2010	March 31 2010
Allowance for loan losses at beginning of period	$89,733	$89,674	$89,530	$89,521	$89,502	$84,155	$80,841
Provision for loan losses	6,400	7,000	7,500	10,300	8,600	12,700	14,000
Loans charged off:
Commercial	(1,234)	(1,972)	(1,976)	(2,797)	(2,830)	(1,438)	(1,365)
Real estate commercial	(3,969)	(3,168)	(3,875)	(3,828)	(2,586)	(2,108)	(2,289)
Real estate construction and land development	(236)	(136)	(63)	(1,111)	(146)	(638)	(644)
Real estate residential	(1,884)	(1,198)	(944)	(1,349)	(1,767)	(1,752)	(3,173)
Consumer installment and home equity	(1,516)	(1,832)	(1,784)	(1,961)	(1,916)	(2,361)	(4,427)
Total loan charge-offs	(8,839)	(8,306)	(8,642)	(11,046)	(9,245)	(8,297)	(11,898)
Recoveries of loans previously charged off:
Commercial	614	710	215	165	212	171	373
Real estate commercial	285	212	87	189	38	29	170
Real estate construction and land development	-	5	-	-	19	1	-
Real estate residential	207	106	456	74	109	175	185
Consumer installment and home equity	313	332	528	327	286	568	484
Total loan recoveries	1,419	1,365	1,286	755	664	944	1,212
Net loan charge-offs	(7,420)	(6,941)	(7,356)	(10,291)	(8,581)	(7,353)	(10,686)
Allowance for loan losses at end of period	$88,713	$89,733	$89,674	$89,530	$89,521	$89,502	$84,155

Provision for loan losses (year- to-date)	$20,900	$14,500	$7,500	$45,600	$35,300	$26,700	$14,000
Net loan charge-offs (year-to- date)	21,717	14,297	7,356	36,911	26,620	18,039	10,686

Chemical Financial Corporation Announces Third Quarter Operating Results

Selected Quarterly Information (Unaudited)
Chemical Financial Corporation

(Dollars in thousands, except per share data)	3rd Qtr. 2011	2nd Qtr. 2011	1st Qtr. 2011	4th Qtr. 2010	3rd Qtr. 2010	2nd Qtr. 2010	1st Qtr. 2010
Summary of Operations
Interest income	$53,998	$53,439	$53,675	$55,348	$55,998	$52,962	$46,122
Interest expense	7,729	8,145	8,470	9,400	10,105	10,071	9,734
Net interest income	46,269	45,294	45,205	45,948	45,893	42,891	36,388
Provision for loan losses	6,400	7,000	7,500	10,300	8,600	12,700	14,000
Net interest income after
provision for loan losses	39,869	38,294	37,705	35,648	37,293	30,191	22,388
Noninterest income	11,225	10,902	10,772	10,913	11,119	11,000	9,440
Operating expenses	35,394	33,413	35,389	36,747	36,216	34,650	29,189
Income before income taxes	15,700	15,783	13,088	9,814	12,196	6,541	2,639
Federal income tax expense	4,075	4,750	3,900	2,275	3,325	2,150	350
Net income	$11,625	$11,033	$9,188	$7,539	$8,871	$4,391	$2,289

Net interest margin	3.80%	3.78%	3.78%	3.79%	3.80%	3.88%	3.72%

Per Common Share Data
Net income:
Basic	$0.42	$0.40	$0.33	$0.27	$0.32	$0.17	$0.10
Diluted	0.42	0.40	0.33	0.27	0.32	0.17	0.10
Cash dividends declared	0.20	0.20	0.20	0.20	0.20	0.20	0.20
Book value - period-end	21.02	20.78	20.54	20.41	20.44	20.27	19.76
Market value - period-end	15.31	18.76	19.93	22.15	20.64	21.78	23.62